Exhibits 5 and 23.1


                                 August 25, 2000



Board of Directors
APA Optics, Inc.
2950 N.E. 84th Lane
Blaine, Minnesota 55449

         Re: Registration Statement for 515,000 Shares of Common Stock to be issued pursuant to Options Granted to Employees and Directors Our File No.: 52226.1

Gentlemen:

         This opinion is given in connection with the filing by APA Optics, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 515,000 shares of the Registrant's Common Stock, $.01 par value (the "Shares"), that may be issued upon exercise of options that have been or may be granted to the Registrant's employees and directors (the "Options").

         We have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of documents submitted to us as certified or photostatic copies. As to questions of fact material to such opinion that we have not independently established, we have relied upon representations or certificates of officers and directors of the Registrant.

Board of Directors
August 25, 2000
Page 2


         Based upon the foregoing, we are of the following opinion:

         1. The Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota.

         2. The Shares have been duly authorized and when issued and delivered as contemplated under the Options will be validly issued and outstanding, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration therein of various aggregate amounts of the Shares.

                                       Very truly yours,

                                       MOSS & BARNETT
                                       A Professional Association

                                       /s/ Deanne M. Greco

                                       Deanne M. Greco

DMG/ggb


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